Exhibit 24


POWER OF ATTORNEY
For Executing Forms ID, 3, 4 and 5

      Know all by these presents, that the undersigned hereby constitutes and appoints each of D. M. Moore, Jr. and Sharron Y.
Kuzma, signing singly, the undersigneds true and lawful attorney in fact to:

(1)	execute for and on behalf of the undersigned Forms ID, 3,
4 and 5 (including amendments thereto) in accordance with Section
16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(2)	do and perform any and all acts for and on behalf of the
undersigned that may be necessary or desirable to complete and execute any such Form ID, 3, 4 or 5 (including amendments thereto) and timely file that Form with the Securities and Exchange Commission and any stock exchange, self regulatory association or any other authority; and

(3)	take any other action of any type whatsoever in connection
with the foregoing that, in the opinion of each such attorney in fact, may be of benefit to, in the best interest of, or legally required of the undersigned, it being understood that the documents executed by the attorney in fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as the attorney in fact may approve in the attorney in facts discretion.

      The undersigned hereby grants to each such attorney in fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that the attorney in fact, or the attorney in facts substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys in fact, and their substitutes, in serving in such capacity at the request of the undersigned, are not assuming (nor is Rush Financial
Technologies, Inc. assuming) any of the undersigneds responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

       The undersigned agrees that each such attorney in fact may rely entirely on information furnished orally or in writing by the undersigned to the attorney in fact. The undersigned also agrees to indemnify and hold harmless Rush Financial Technologies, Inc.
and each such attorney in fact against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based upon any untrue statements or omissions of necessary facts in the information provided by the undersigned to such attorney in fact for purposes of executing, acknowledging, delivering or filing Form ID, 3, 4 or 5 (including amendments thereto) and agrees to reimburse Rush Financial Technologies, Inc. and the attorney in fact on demand for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.

       This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms ID, 3, 4 and 5 with respect to the undersigneds holdings of and transactions in securities issued by Rush Financial Technologies, Inc., unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys in fact.

      IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date written below.


                                 /s/ Stephen A Fleming
						November 7, 2005